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Exhibit 99.1

PETROSHARE CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 10, 2017

        The annual meeting of the shareholders of PetroShare Corp. ("we," "our," "us," "PetroShare" or the "Company") will be held at The Club at Flying Horse, 1880 Weiskopf Point, Colorado Springs, Colorado 80921 on October 10, 2017 at 9:00 a.m. Mountain Time. The meeting will be held for the following purposes:

  (1)
  To elect six (6) directors to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are elected and qualified;

  (2)
  To grant the Board of Directors the discretionary authority to effect a reverse split of our common stock (the "Reverse Split");

  (3)
  To approve an amendment to our Articles of Incorporation to permit a reduction in the quorum requirement for a meeting of shareholders to one-third of the votes entitled to be cast on the matter;

  (4)
  To ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

  (5)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on August 21, 2017 as the record date for the determination of the holders of our stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

        All shareholders are invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE—PAID PROXY CARD OR OTHERWISE RETURN YOUR PROXY IN A MANNER DESCRIBED IN THE ACCOMPANYING PROXY CARD. Any shareholder attending the meeting may revoke his proxy and vote in person, even if that shareholder has returned a proxy.

        Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience by internet or telephone, or complete, sign and return the enclosed proxy card by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) INTERNET; (ii) TELEPHONE, (iii) COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors
Englewood, Colorado September 12, 2017	BILL M. CONRAD Chairman of the Board of Directors

PETROSHARE CORP.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 10, 2017

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of PetroShare Corp. ("we," "our," "us," "PetroShare" or the "Company"), to be voted at the annual meeting of shareholders to be held at The Club at Flying Horse, 1880 Weiskopf Point, Colorado Springs, Colorado 80921 on October 10, 2017 at 9:00 a.m. Mountain Time, or at any adjournment or postponement of the meeting.

        If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Our shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Financial Services Investor Communication Services online program. The program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in Broadridge's program.

        Shareholders who do not vote electronically or by telephone should complete and return the enclosed paper proxy card by mail. Signing and returning the proxy card or voting electronically or by telephone does not affect a shareholder's right to vote in person at the meeting.

        Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person. With respect to voting in person at the meeting, please note that shares voted in person at the meeting may only be voted by the record owner of the shares, so any shareholder whose shares are held in the name of a bank, broker or other so called "nominee holder" and who wish to vote those shares in person at the meeting must obtain a valid proxy from the nominee holder in order to vote the shares at the meeting.

        Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the resolution to permit the Board of Directors to effect the Reverse Split, FOR the amendment to our Articles of Incorporation, FOR the ratification of appointment of Eide Bailly LLP as our independent registered public accounting firm for the year ended December 31, 2017, and in accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting. Other than the matters set forth in the Notice of Annual Meeting, we know of no matters to be brought before the annual meeting.

        The holders of record of our common stock, $0.001 par value per share, as of August 21, 2017 are entitled to notice of and to vote at the annual meeting. Each share of common stock is entitled to one vote. Any shares held by the Company or its affiliates are not entitled to vote at the annual meeting.

i

        On August 21, 2017, there were a total of 22,654,537 shares of common stock outstanding. The presence in person or by proxy of not less than a majority of the votes entitled to be cast on a matter will constitute a quorum for the action on that matter at the annual meeting.

        Brokers and other Intermediaries who hold common stock in "street name" and who do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from Intermediaries on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. The election of directors, the proposal regarding the Reverse Split and the proposal to amend our Articles of Incorporation are non-routine. Thus, if shareholders do not give their broker or Intermediary specific instructions, their shares may not be voted for the election of directors, the proposal regarding the Reverse Split or the proposal to amend our Articles. Abstentions and broker non-votes will be counted as "present" for purposes of establishing a quorum for each matter but will have no effect on the outcome of any of the four proposals at the annual meeting.

        The following describes the voting requirements for the four proposals:

  •
  Directors are elected by a plurality of votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. The six nominees for director who receive the highest number of votes will be elected to the Board of Directors; and

  •
  The Reverse Split, amendment to the Articles and the ratification of the independent registered public accountant will be approved if they receive the affirmative vote of a majority of the votes cast at the annual meeting. Since abstentions and broker non-votes are not considered votes "cast" at the meeting, abstentions and broker non-votes will have no impact on the approval of these proposals.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET OR TELEPHONE OR RETURN THE PROXY BY MAIL PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ii

iii

PROPOSAL FOR
ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

        The Board of Directors currently consists of six members, all of whom have been nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The six nominees have indicated that they are willing and able to serve as directors if elected. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.

Directors and Executive Officers

        The following table reflects our directors and executive officers as of the date of this proxy statement:

Name	Age	Positions With the Company	Board or Executive Officer Position Held Since
Bill M. Conrad(1)	61	Chairman of the Board of Directors	November 2012
Stephen J. Foley	63	Chief Executive Officer and Director	November 2012
Frederick J. Witsell	59	President and Director	November 2012
Paul D. Maniscalco	48	Chief Financial Officer	January 2016
William B. Lloyd	58	Chief Operating Officer	January 2016
William R. Givan	64	Executive Vice President, Land	April 2016
Jon B. Kruljac	57	Executive Vice President, Capital Markets and Investor Relations	April 2017
Scott C. Chandler(1)	56	Director	May 2016
James H. Sinclair	54	Director	May 2016
Douglas R. Harris(1)	63	Director	July 2016

(1)
Member of the Audit Committee

        All of our directors named above except Messrs. Foley and Witsell are independent as defined under the rules of the NYSE American (formerly, the NYSE MKT) ("NYSE American"), as published in the Listed Company Manual ("NYSE American Rules").

        The following information summarizes the recent (at least five years) business experience of our executive officers and directors:

Our Directors

        Bill M. Conrad, Chairman.    Mr. Conrad has served as Chairman of our Board of Directors since our inception. He is presently an independent consultant, providing financial and management consulting services. From January 1990 until December 2012, Mr. Conrad served as the Vice-President, Chief Financial Officer and Director of MCM Capital Management, Inc., or MCM, a privately-held financial and management consulting firm. MCM assisted other companies in developing and implementing their business plans and capital formation strategies. In that capacity, Mr. Conrad participated in the organization or development of a number of companies in industries as diverse as oil and gas, real estate, and technology. From 2006 to the present, Mr. Conrad has served as a director of Gold Resource Corporation (NYSE American: GORO), a publicly traded gold and silver mining and exploration company, and since 2014 has served as Chairman of the Board. From May 2005 to March 2016, Mr. Conrad served as a director of SRC Energy Inc. (NYSE American: SRCI), a publicly-traded oil and gas exploration and production company with operations focused in the Wattenberg Field. Mr. Conrad's extensive experience as a director of other extraction companies and as a financial and management consultant gives him valuable insight into the growth and development of our company. For these reasons, we believe Mr. Conrad is qualified to serve as a director of our company.

        Stephen J. Foley, Chief Executive Officer and Director.    Mr. Foley has served as our Chief Executive Officer since our inception. Prior to entering private business, Mr. Foley had a successful professional football career as a safety with the Denver Broncos football organization of the National Football League where he played for 11 seasons, from 1976 to 1986. In 1991, Mr. Foley founded and continues to serve as the president of FSI Development Inc., a privately-held construction and development company engaged in residential development and construction. In 2000, he founded and continues to serve as a managing member of FS Land, LLC, a privately-held real estate development company. From August 2011 to the present, he has served as Vice President, Secretary and Director of KBW Enterprises, Inc., an oil and gas servicing company. He holds a B.S. in Business Administration from Tulane University and serves on the Board of Denver Street Schools. Mr. Foley has extensive knowledge of our operations and of developing companies. For these reasons, we believe Mr. Foley is qualified to serve as a director of our company.

        Frederick J. Witsell, President and Director.    Mr. Witsell became our President in November 2012 and assumed the role of Secretary in August 2013. Mr. Witsell has over 35 years of experience in several facets of the oil and gas industry, including prospect development, conventional and horizontal drilling and completion operations, project management, gathering and compression systems, and marketing and risk management. From July 2011 to September 2012, Mr. Witsell served as the owner and General Manager of Premier Energy Supply, LLC, a consulting service firm in the oil and gas industry. From 2010 to 2011, Mr. Witsell served as Vice-President and General Manager of Monroe Gas Storage, an affiliate of High Sierra Energy Partners, and led the organization's projects and eventual divestiture in 2011. From 1999 to 2003, he was with Markwest Hydrocarbons (NYSE: MPLX) in the capacity of Vice-President of the Rocky Mountain Business Unit and responsible for the growth through capital programs and financial performance of the company's oil and gas operations in the United States and Canada. Mr. Witsell led the acquisition and eventual divestiture process of Markwest oil and gas assets. Prior to 1999 and at various times between 2003 and 2010 and in 2012, Mr. Witsell also served as an executive and co-founder of a series of small, privately-funded oil and gas companies with properties in North Dakota, Wyoming, Utah and Colorado. He was responsible for the growth and execution of capital programs, utilizing modern horizontal / directional drilling and completion technologies. He led the divestiture of these oil and gas companies. Mr. Witsell has a B.A. in Geology from Colorado College, an M.B.A. in Energy Management from the University of Denver, and is a member of Society of Petroleum Engineers, the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists. Our Board of Directors believes that Mr. Witsell is well qualified to serve as a director of our company as a result of his extensive oil and gas industry experience including in areas of executive management and operations developed by serving as an executive officer of other oil and gas companies throughout his career. Mr. Witsell brings years of hands-on experience with oil and natural gas companies in many capacities and across multiple basins. For these reasons, we believe Mr. Witsell is qualified to serve as a director of our company.

        Scott C. Chandler, Director.    Mr. Chandler joined our Board of Directors in May 2016. Mr. Chandler has over 25 years of senior executive level management experience. He is the founder and owner of Franklin Court Partners, Inc., or FCP, an entity that provides management and financial consulting services in connection with developing business plans, securing financing and restructuring, a position he has held since 2002. Prior to founding FCP, Mr. Chandler was a founder, Chief Financial Officer and Senior Vice President for Rhythms Netconnections, Inc. (former NASDAQ: RTHM), a formerly publicly-traded corporation, where he served from 1998 to 2001. Mr. Chandler was a member of the senior management team that led this national provider of DSL networking and services prior to the sale of a majority of its assets to MCI Worldcom. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR Incorporated, or C-COR, a publicly-traded corporation and pioneer in the cable television industry and leading supplier of broadband telecommunications equipment. The common stock of C-COR was traded on the NASDAQ Global Market until the company was merged in late 2007. Prior to C-COR, Mr. Chandler held a number of positions at US WEST. Mr. Chandler's business career began with Arthur Andersen & Co. as a Senior Consultant/Accountant. He earned an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.A. from Whitworth University. Mr. Chandler currently serves as a member of the board of directors of several privately-held and non-profit entities and has in the past served as a member of several public company boards, such as Cimetrix Incorporated (OTC Pink: CMXX), Tollgrade Communications Inc. (NASDAQ: TLGD), and Paradyne Networks Inc. (NASDAQ: PDYN). He has been determined to be an audit committee financial expert under applicable rules of the SEC. Mr. Chandler's extensive audit and SEC reporting experience will give him valuable insight into our financial reporting and internal control and risk control procedures. For these reasons, we believe Mr. Chandler is qualified to serve as a director of our company.

        James H. Sinclair, Director.    Mr. Sinclair joined our Board of Directors in May 2016. Mr. Sinclair has over 31 years of experience in exploration, development, acquisitions and divestitures in the oil and gas industry. Since joining our board, Mr. Sinclair has served as a consultant to PEC E&P, LLC, which is the managing member of Providence Energy Operators, LLC ("Providence"), a significant shareholder and working interest partner of our company, immediately prior to which he served as PEC's Chief Operating Officer, a position he held since April 2014. PEC invests primarily as a non-operator in oil and gas properties in the United States. In his role as a consultant to PEC, Mr. Sinclair assists with the identification, analysis, and recommendation of oil and gas investment opportunities. In 2010, Mr. Sinclair co-founded Petro Harvester O&G, LLC, an oil and gas production company, where he served as President and Chief Operating Officer until 2012. From 1993 until 2008, Mr. Sinclair served as the Exploration Manager, District Manager of Mississippi, Director of Acquisitions, and Vice President of Exploration and Geosciences of Denbury Resources Inc. (NYSE: DNR), a publicly-traded exploration and production company with operations primarily in the Gulf Coast area and offshore Gulf of Mexico. Mr. Sinclair received a B.S. in Geoscience from Northeast Louisiana University. Mr. Sinclair has significant experience in the management and financing of oil and gas companies. For these reasons, we believe Mr. Sinclair is qualified to serve as a director of our company.

        Douglas R. Harris, Director.    Mr. Harris joined our Board of Directors in July 2016. Mr. Harris has over 38 years of experience in the oil and gas industry. In March 2015, he founded and currently serves as the Chief Operating Officer of Axia Energy II, LLC, a company that identifies and develops oil and gas prospects throughout the United States. From 2009 to 2015, Mr. Harris served as co-founder and Chief Operating Officer of Axia Energy I, LLC, also a company that identifies and develops oil and gas prospects throughout the United States. Prior to that, he served as the co-founder and Vice President of Operations for Orion Energy Partners, Inc., a position he held from 2004 to 2009, and the Vice President and General Manager of the Denver Division of Tom Brown Inc., a position he held from 2001 to 2004. From 1986 to 2001, Mr. Harris served in numerous positions for Burlington Resources Inc., culminating as the Vice President of Production Operations in its Calgary, Alberta offices. He serves on the board of directors of a number of privately-held companies. Mr. Harris holds a B.S. in Civil Engineering from New Mexico State University. For these reasons, we believe Mr. Harris is qualified to serve as a director of our company.

 Our Executive Officers

        In addition to Messrs. Foley and Witsell (see biographies above), the following serve as our executive officers as of the date of this proxy statement:

        Paul D. Maniscalco, Chief Financial Officer.    Mr. Maniscalco became our Chief Financial Officer in January 2016. Mr. Maniscalco has over 20 years of senior management experience in auditing, accounting and financial reporting. Mr. Maniscalco has been a principal with SJM Holdings, Inc., d/b/a SJM Accounting, Inc., an accounting and business advisory services firm headquartered in Englewood, Colorado, since 2008. From 2012 until 2014, Mr. Maniscalco served as interim Chief Financial Officer of Earthstone Energy Inc. (NYSE American: ESTE), a company engaged in the oil and gas industry. From 2010 until 2011, Mr. Maniscalco served as the interim Chief Financial Officer of GeoPetro Resources Company, a company engaged in the oil and gas industry with securities formerly traded on AMEX (now, NYSE American) and currently traded on OTC Pink of OTCMarkets. Prior to joining SJM Accounting, Inc., Mr. Maniscalco was a senior manager for several accounting firms. Mr. Maniscalco holds a B.B.A. in Accounting and a B.H.S. in Healthcare Administration, each from Florida Atlantic University.

        William B. Lloyd, Chief Operating Officer.    Mr. Lloyd became our Chief Operating Officer in January 2016. Mr. Lloyd has over 35 years of experience in the oil and gas industry, serving in engineering, management, and senior leadership capacities. Prior to joining the Company, from 2007 until 2015, Mr. Lloyd served as the Senior Vice President of Operations for Cirque Resources L.P. ("Cirque"), a company engaged in the oil and gas industry. From 2006 until 2007, Mr. Lloyd served as the Western Region Drilling Manager for El Paso Exploration Company, which has oil and gas exploration and drilling operations in the Uintah Basin, Powder River Basin, and the Raton Basin. From 2002 until 2006, Mr. Lloyd served as Operations Director for ConocoPhillips Norway, during which time Mr. Lloyd managed well operations on multiple fixed platforms and exploratory drilling operations. Mr. Lloyd holds a Bachelor of Science in Petroleum Engineering from Montana Tech of the University of Montana.

        William R. Givan, Executive Vice President, Land.    Mr. Givan became the Vice President of Land in April 2016 and the Executive Vice President of Land in April 2017. Mr. Givan has over 35 years of experience in the oil and gas industry having been involved with every phase of land work relating to oil and gas production. Prior to joining the Company, from 2008 until 2015, Mr. Givan served as Regional Land Manager for Cirque and oversaw all land functions in Colorado, North Dakota, Montana, Wyoming and Utah. From 2004 until 2008, Mr. Givan served as Senior Landman for Bill Barrett Corporation overseeing all land functions in the Piceance Basin. Mr. Givan has worked on several large acquisitions on both the buyer's and seller's side and was instrumental in forming land departments in several oil and gas companies. Mr. Givan attended University of Colorado—Denver, School of Business and holds a Certified Professional Landman designation with the American Association of Professional Landmen. Mr. Givan is a member of land organizations in Denver, Wyoming, North Dakota and Montana and is a past President of the Montana Association of Professional Landmen.

        Jon B. Kruljac, Executive Vice President, Capital Markets and Investor Relations.    Mr. Kruljac became our Executive Vice President of Capital Markets & Investor Relations in April 2017, after serving as a consultant to the Company since August 2016. Prior to joining the Company, from March 2013 until June 2016, Mr. Kruljac served as Vice President of Capital Markets and Investor Relations with SRC Energy Inc. From April 2012 until February 2013, Mr. Kruljac served as Managing Director of MLV & Co. LLC, an investment bank and registered broker-dealer. Mr. Kruljac has 32 years of Wall Street experience and he has focused on publicly-traded small-cap oil and gas companies since 1991 as an institutional salesman, investment banker, and investor relations consultant. Mr. Kruljac also serves as Vice Chair of Invest In Kids and is the former board chair, and 25 year financial supporter, of the Kempe Foundation, which is dedicated to research for treatment and prevention of child abuse and neglect. He holds a Bachelor of Arts in Chinese Studies from the University of Arizona in Tucson, AZ.

        Our officers serve at the pleasure of the Board of Directors.

Security Ownership of Management
and Other Beneficial Owners

        As of August 21, 2017, there were a total of 22,654,537 shares of our common stock outstanding, our only class of voting securities currently outstanding. The following table describes the ownership of our voting securities by: (i) each of our named executive officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address of each of the individuals is our address, 9635 Maroon Circle, Suite 400, Englewood, Colorado 80112.

        In calculating the percentage ownership for each shareholder, we assumed that any options, warrants, or convertible promissory notes owned by an individual and exercisable or convertible within 60 days are exercised or converted, but not the options, warrants, or convertible promissory notes owned by any other individual.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percentage (%)
Bill M. Conrad(1)	2,265,833	(2)	9.7
Stephen J. Foley(1)	2,210,383	(2)	9.5
Frederick J. Witsell(1)	3,863,334	(3)	16.3
Paul D. Maniscalco(1)	366,666	(4)	1.6
William B. Lloyd(1)	1,233,333	(5)	5.2
William R. Givan(1)	216,666	(6)	*
Jon B. Kruljac(1)	713,839	(7)	3.1
Scott C. Chandler(1)	213,333	(8)	*
James H. Sinclair(1)(9)	183,333	(10)	*
Douglas R. Harris(1)	183,333	(10)	*
Providence Energy Operators, LLC(11)	3,000,000		13.2
CamCap Resources Offshore Master Fund, L.P.(12)	1,260,000		5.6
All officers and directors as a group (10 persons)	11,450,052	(13)	41.4

*
Less than one percent.

(1)
Officer or director of PetroShare.

(2)
Includes 500,000 shares of common stock underlying options which are currently exercisable, 66,666 shares underlying warrants that are currently exercisable and 66,667 shares of common stock which may be currently issued upon conversion of notes.

(3)
Includes 1,000,000 shares of common stock underlying options which are presently exercisable, 56,667 shares underlying warrants that are currently exercisable and 56,667 shares of common stock which may be currently issued upon conversion of notes.

(4)
Includes 250,000 shares of common stock underlying options which are presently exercisable, 33,333 shares underlying warrants that are currently exercisable, 33,333 shares of common stock which may be currently issued upon conversion of notes, and 40,000 shares of restricted common stock that have not vested but are entitled to vote and to receive dividends.

(5)
Includes 1,000,000 shares of common stock underlying options which are presently exercisable, 66,666 shares underlying warrants that are currently exercisable and 66,667 shares of common stock which may be currently issued upon conversion of notes.

(6)
Includes 150,000 shares of common stock underlying options which are presently exercisable, 33,333 shares underlying warrants that are currently exercisable and 33,333 shares of common stock which may be currently issued upon conversion of notes.

(7)
Includes 300,000 shares of common stock underlying options which are presently exercisable, 227,691 shares underlying warrants that are currently exercisable, 73,333 shares which may be currently issued upon conversion of notes, and 66,700 shares of restricted stock that have not vested but are entitled to vote and to receive dividends.

(8)
Includes 25,000 shares of common stock underlying options which are presently exercisable, 16,667 shares underlying warrants that are currently exercisable and 16,667 shares of common stock which may be currently issued upon conversion of notes.

(9)
James H. Sinclair disclaims any beneficial ownership of shares of common stock owned by Providence Energy Operators, LLC, or Providence.

(10)
Includes 25,000 shares of common stock underlying options which are presently exercisable, 66,666 shares underlying warrants that are currently exercisable and 66,667 shares of common stock which may be currently issued upon conversion of notes.

(11)
PEC E&P, LLC, a Texas limited liability company whose address is 16400 Dallas Parkway, Dallas, Texas, 75248, (i) is the managing member of Providence, (ii) has voting and investment control of the securities owned by Providence, and (iii) should be considered a beneficial owner of the shares of common stock owned by Providence.

(12)
Based upon information contained in a Schedule 13G filed with the SEC on January 11, 2017, the reporting person shares voting and dispositive power over these shares. The address for CamCap Resources Offshore Master Fund, L.P. is 50 Osgood Place, Suite 500, San Francisco, CA 94133.

(13)
Includes 3,775,000 shares of common stock underlying options which are presently exercisable, 701,021 shares underlying warrants that are currently exercisable, 546,666 shares of common stock which may be currently issued upon conversion of notes, and 106,700 shares of restricted common stock that have not vested but are entitled to vote and to receive dividends.

Vote Necessary to Approve Proposal 1

        If a quorum is present at the meeting, directors are elected by a plurality of votes cast at the annual meeting (i.e., the six candidates receiving the highest number of votes will be elected to the Board of Directors).

        Shareholders do not have cumulative voting rights in the election of directors. You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the director nominees listed above, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

 PROPOSAL FOR
APPROVAL OF AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

(Proposal 2 on Proxy Card)

        Our Board of Directors has adopted resolutions (i) providing discretion to effect a reverse split of our issued and outstanding common stock ("Reverse Split"), as described below, and (ii) recommending the Reverse Split to the holders of our common stock for their approval.

        If approved by our shareholders, the Reverse Split proposal would permit (but not require) our Board to effect a Reverse Split of our issued and outstanding common stock at any time prior to

December 31, 2018 within a range of not less than 4-for-5 and not more than 1-for-10, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

  •
  The initial listing requirements of the NYSE American stock exchange;

  •
  The historical trading price and trading volume of our common stock;

  •
  The number of shares of our common stock outstanding;

  •
  The then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock;

  •
  The anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

  •
  Prevailing general market and economic conditions.

        Our Board reserves the right to abandon the Reverse Split, including any or all proposed Reverse Split ratios, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its shareholders. Our Board may not implement the Reverse Split if the trading price of our common stock increases sufficiently without a split.

        The decision to effect the Reverse Split, if any, will include only the Reverse Split ratio determined by our Board of Directors to be in the best interests of our shareholders and all of the other proposed ratios will be abandoned.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

        Our Board is submitting the Reverse Split to our shareholders for approval with the primary intent of increasing the market price of our common stock to enhance our ability to meet the initial listing requirements of the NYSE American and to make our common stock more attractive to a broader range of institutional and other investors. We have filed a registration statement with the Securities and Exchange Commission ("SEC") to allow a public offering of our common stock and, as a part of the offering process, we intend to apply to have our common stock listed on the NYSE American. Accordingly, we believe that effecting the Reverse Split is in the Company's and our shareholders' best interests.

        At our 2016 annual meeting, our shareholders approved a resolution to permit the Board discretion to implement a reverse split at a range of ratios from 4-for-5 to 1-for-10. However, that approval expired in March 2017 without having been exercised by the Board. Hence, it is necessary to solicit approval again.

        The Reverse Split will enable us to meet one of the listing requirements of the NYSE American. The NYSE American requires, among other items, an initial bid price of least $2.00 per share and following initial listing, maintenance of a continued price that is deemed acceptable. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Split over the minimum bid price requirement of any such stock exchange. It is currently our intent to seek such listing in connection with a public offering for the shares of our common stock.

        Additionally, we believe that the Reverse Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock and not being listed on an exchange may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Split will make our common stock a more attractive and cost effective investment for many investors, which in turn may enhance the liquidity of the holders of our common stock.

        Reducing the number of outstanding shares of our common stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

Procedure for Implementing the Reverse Split

        If approved by the shareholders, and subject to the discretion of the Board, the Reverse Split will become effective (the "Effective Time") following the requisite 10-day written notice to the Financial Industry Regulatory Association ("FINRA") and if deemed necessary or appropriate by our Board, the filing of Articles of Amendment to our Articles of Incorporation. In this event, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio determined by the Board. The exact timing of the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split if, at any time our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

        The table below shows, as of the Record Date, the number of outstanding shares of common stock that would result from hypothetical Reverse Split ratios within selected ranges (without giving effect to the treatment of fractional shares), which ratios are not exhaustive:

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split
4-for-5	18,123,630
2-for-3	15,103,025
3-for-5	13,592,722
1-for-2	11,327,269
1-for-5	4,530,907
1-for-10	2,265,454

        The actual number of shares issued after giving effect to the Reverse Split, if implemented, will depend on the Reverse Split ratio that is ultimately determined by our Board.

        The Reverse Split will affect all holders of our common stock uniformly and will not affect any shareholder's percentage ownership interest in the Company, except as affected by treatment of fractional shares. In addition, the Reverse Split will not affect any shareholder's proportionate voting power (subject to the treatment of fractional shares).

        Because we are not, and do not plan to, amending our Articles of Incorporation in association with the Reverse Split to reduce the number of authorized shares, the implementation of the Reverse Split will have the practical effect of an increased number of authorized shares of common stock available for issuance. The resulting increase in such availability in the authorized number of shares of common stock could have a number of effects on our shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have, among other things, an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult. For example, additional shares could be issued so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company, even if the persons seeking to obtain control of us offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not have any other provisions in our Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

        Additionally, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock, the issuance of additional shares of authorized common stock that will become newly available as a result of the implementation of the Reverse Split may reduce the current shareholders' percentage ownership interest in the total outstanding shares of common stock. We may also issue the additional shares of authorized common stock that will become available as a result of the Reverse Split without the additional approval of our shareholders.

        The Reverse Split may result in some shareholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

        After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. Our common stock will continue to be listed on the OTCQB of OTCLink under the symbol "PRHR," subject to any decision of our Board to apply for listing of our securities on a national securities exchange.

Effect on Equity Incentive Plan and Outstanding Warrants and Convertible Promissory Notes

        We maintain the PetroShare Corp. Equity Incentive Plan (the "Plan") pursuant to which we have granted stock options and restricted shares that are presently outstanding, and additional equity incentive compensation awards may be granted in the future under the Plan. Pursuant to the terms of the Plan, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the Plan, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the Reverse Split.

        In addition, proportionate adjustments will be made to the per share exercise price of all outstanding warrants and convertible promissory notes to purchase shares of our Common Stock.

Beneficial Holders of Common Stock (i.e. Shareholders who hold in street name)

        Upon the implementation of the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered "Book-Entry" Holders of Common Stock (i.e. Shareholders that are registered on the transfer agent's books and records but do not hold stock certificates)

        Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

        Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

        As soon as practicable after the Effective Time, shareholders will be notified if and when the Reverse Split has been effected. Certificates of stock representing old shares may be exchanged for certificates representing new shares at the first time they are presented to the transfer agent for transfer after the Reverse Split is implemented. However, there is no need for shareholders to deliver certificates to the transfer agent to exchange for new shares. For those shareholders holding fractional shares, you will receive a letter of transmittal from us specifying the procedures to follow to receive a new share certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY DESIRE TO SELL OR OTHERWISE TRANSFER THEIR SHARES.

Fractional Shares

        No fractional shares would be issued if, as a result of the Reverse Split, a shareholder would otherwise become entitled to a fractional share. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Accounting Matters

        The proposed Reverse Split will not affect the par value of our common stock per share, which will remain $0.001 par value per share. However, the stated capital attributable to common stock on our balance sheet will be reduced proportionately with the Reverse Split. Any reduction in stated capital will be added to additional paid in capital, the net effect of which is that shareholders' equity will remain unchanged. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

        PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

        No gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-Reverse Split shares of Common Stock for post-Reverse Split shares of common stock pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split (including any whole share received in exchange for a fractional share) will be the same as the shareholder's aggregate tax basis in the pre-Reverse Split shares. The shareholder's holding period for the post-Reverse Split shares will include the period during which the shareholder held the pre-Reverse Split shares surrendered in the Reverse Split. Although not clear, it may be possible that shareholders whose fractional shares resulting from the Reverse Split are rounded up to the nearest whole share will recognize gain, which may be characterized as either a capital gain or dividend, to the extent of such rounded-up amount (i.e., less than one share).

No Appraisal Rights

        Under Colorado Revised Statutes, our shareholders are not entitled to dissenter's rights in connection with the Reverse Split, and we will not independently provide our shareholders with any such right.

Vote Necessary to Approve Proposal 2

        The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the approval of the Reverse Split. The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Split, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

 PROPOSAL FOR
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

(Proposal 3 on the Proxy Card)

        Our Board of Directors has adopted resolutions (i) to amend our Articles of Incorporation to reduce the quorum required at any meeting of shareholders and (ii) recommending the Amendment to our Articles of Incorporation to our shareholders for approval.

        If approved by our shareholders, the Amendment to our Articles of Incorporation would provide that the quorum required at any meeting of our shareholders would be reduced from a majority of the votes entitled to be cast on a matter at the meeting to one-third of the votes entitled to be cast on a matter at the meeting. Our Bylaws currently provide that a quorum shall consist of thirty-three and one-third percent (33 1/3%) of the shares entitled to vote at the meeting, and our Board believes that it is in the best interest of the shareholders that the Articles of Incorporation be amended to be consistent with the Bylaws.

Reason for the Amendment

        Colorado law provides that unless otherwise provided in the Articles of Incorporation, a quorum for the purpose taking action on a matter at a meeting of shareholders shall consist of a majority of the votes entitled to be cast on a matter at the meeting. However, in no event shall a quorum consist of less than one-third of the votes entitled to be cast on a matter. Our Board of Directors believes that it is in the best interests of our shareholders that our Articles of Incorporation be amended to reduce the quorum requirement to one-third of the votes entitled to be cast on a matter.

        A quorum is the minimum number of votes that must be present, either in person or by proxy, in order for action to be able to be taken on a matter at a meeting of shareholders. In the absence of a quorum, the meeting must either be postponed to a later date when a quorum can be obtained, or the meeting must be permanently adjourned.

        Reducing the quorum requirement will make it easier for us to obtain a quorum to conduct business at a meeting of shareholders and potentially save money and other resources. Under Colorado law, a shareholders' meeting must be held at least once each year. Special meetings may be held at the call of the President, the Board of Directors or by the holders of at least 10% of our stock entitled to vote at the meeting. The annual meeting of shareholders is held to elect directors of the corporation, and to conduct such other business as may properly be brought before the meeting. Special meetings may be brought for any purpose that may properly be brought before the shareholders. In satisfying our requirement to hold annual or special meetings of shareholders, we must obtain a quorum to conduct any business at the meeting. If we provide notice of a meeting and are unable to obtain a quorum, we may be forced to adjourn to a later date and to use additional time from our officers and employees to solicit additional votes or to retain a professional proxy solicitation firm to assist in soliciting votes. Either or both alternatives will require us to expend additional financial and other resources in order to obtain a quorum. If we are unable to obtain a quorum, we may be forced to permanently adjourn the meeting, and will be unable to conduct necessary business at that meeting.

        Reducing the quorum requirement will also present the potential that decisions may be made with input from fewer shareholders. A reduced quorum potentially means that fewer shareholders will be represented at the meeting. However, our Board of Directors believes that reducing the quorum from a majority of the votes entitled to be cast on a matter at the meeting to one-third of the votes entitled to be cast on a matter strikes the correct balance between honoring the shareholder franchise and being expedient with shareholder resources, and is consistent with Colorado law.

Effect of the Amendment

        If the amendment is approved by the shareholders, the quorum required for legally taking action on a matter at a meeting of the shareholders will be reduced from a majority of the votes entitled to be cast to one-third of the votes entitled to be cast, beginning at our next meeting of shareholders. In order to effect the change, and following approval from our shareholders, we would file an Amendment to our Articles of Incorporation with the Colorado Secretary of State. A copy of the proposed Articles of Amendment to our Articles of Incorporation is attached to this proxy statement as Annex A.

Vote Necessary to Ratify Proposal 3

        The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the approval of the Amendment to our Articles of Incorporation. The Board of Directors unanimously recommends a vote FOR the approval of the Amendment, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

 PROPOSAL FOR
RATIFICATION OF AUDITORS

(Proposal 4 on Proxy Card)

        Our Audit Committee has appointed the firm Eide Bailly LLP ("Eide Bailly") as our independent registered public accounting firm for the year ended December 31, 2017. The Board has directed that management submit the appointment of Eide Bailly as our independent registered public accounting firm for ratification by our shareholders at the annual meeting.

        Ratification of the appointment of Eide Bailly as our independent registered public accounting firm is not required by our shareholders under our bylaws or otherwise. However, the Board is submitting this appointment to the shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment of Eide Bailly, the Audit Committee will not be required to replace Eide Bailly as our independent registered public accounting firm. In the event of such a failure, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it believes that such a change would be in our and our shareholders' best interest.

        Neither Eide Bailly, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of Eide Bailly are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Necessary to Ratify Proposal 4

        The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

 PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

        We anticipate that the next annual meeting of shareholders will be held in May 2018. Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a-8 of the Securities Exchange Act, as amended ("Exchange Act") and it must be received at our principal executive offices no later than December 15, 2017 in order to be considered for inclusion in the proxy statement for the 2018 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2018 annual meeting of shareholders without including such proposal in the 2018 proxy statement must provide us with a notice of such proposal no sooner than January 25, 2018 and no later than February 26, 2018. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We voluntarily comply with certain informational requirements of the Exchange Act and file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

        Our common stock is listed on the OTCQB of OTCLink under the symbol "PRHR."

"HOUSEHOLDING" OF PROXY MATERIALS

        When multiple shareholders have the same address, we and Intermediaries are permitted to deliver a single copy of certain proxy materials to them. This process is commonly referred to as "householding." We do not participate in householding, but some brokers may for shareholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another shareholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. We will promptly deliver to a shareholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the shareholder's written or oral request directed to PetroShare Corp., 9635 Maroon Circle, Suite 400, Englewood, Colorado 80112.

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2016, including financial statements and schedules, and copies of any of the exhibits referenced therein, is available to shareholders without charge upon written request to Stephen J. Foley, Chief Executive Officer, at 9635 Maroon Circle, Suite 400, Englewood, Colorado 80112. You can also find our annual report on the SEC's website or our website at www.petrosharecorp.com.

OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

Englewood, Colorado September 12, 2017	BILL M. CONRAD Chairman of the Board of Directors

Annex A

PETROSHARE CORP.

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION

        Pursuant to the provisions of the Colorado Business Corporation Act, Section 7-110-106 of the Colorado Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

  1.
  The name of the Corporation is PetroShare Corp. (the "Corporation")

  2.
  The Board of Directors and shareholders of the Corporation have approved and duly adopted the following amendment to the Articles of Incorporation.

  3.
  A new Article XV shall be inserted to the Articles of Incorporation as follows:

"ARTICLE XV

SHAREHOLDER VOTING

    One-third of the votes entitled to be cast on a matter, represented in person or by proxy, shall constitute quorum for that matter at a meeting of shareholders."

  4.
  The preceding amendment to the Articles of Incorporation was duly adopted by the Board of Directors on                  , 2017 and by the shareholders of the Corporation on                  , 2017.

Dated this            day of                  , 2017.

PETROSHARE CORP., a Colorado corporation
By:	Frederick J. Witsell, President and Secretary

PETROSHARE CORP.
9635 Maroon Circle, Suite 400, Englewood, Colorado 80112

Proxy for Annual Shareholder Meeting on October 10, 2017

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL DIRECTORS AND "FOR" PROPOSALS 2, 3, 4, AND 5.

             Please indicate your voting preference by checking the desired box and returning in the enclosed envelope.

1.
Election of Directors

1. Bill M. Conrad	2. Stephen J. Foley	3. Frederick J. Witsell
4. James H. Sinclair	5. Scott C. Chandler	6. Douglas R. Harris

        ☐ Mark here to vote FOR all nominees.

        ☐ Mark here to withhold vote for all nominees.

        ☐ FOR all nominees except (To withhold vote for one or more nominees, mark box to the left and the corresponding numbered box(es) below)

☐	☐	☐	☐	☐	☐
1	2	3	4	5	6
2.
To grant the Board of Directors authority and discretion to implement a Reverse Stock Split

☐	☐	☐
FOR	AGAINST	ABSTAIN
3.
To approve an amendment to the Company's Articles of Incorporation to allow for a quorum at shareholders' meeting of one-third of the votes entitled to be cast on a matter

☐	☐	☐
FOR	AGAINST	ABSTAIN
4.
To ratify the appointment of Eide Bailly LLP as the registered independent accountant for 2017

☐	☐	☐
FOR	AGAINST	ABSTAIN
5.
Approval of any other matters that come before the Annual Meeting in the discretion of the Proxy

☐	☐	☐
FOR	AGAINST	ABSTAIN

             This Proxy will be voted as specified by the shareholder, but if no choice is specified, it will be voted FOR each of the nominees and FOR Proposals 2, 3, 4, and 5.

             Note: The proxy holder is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournments and postponements thereof.

This Proxy is Solicited on Behalf of the Board of Directors

             The undersigned hereby revokes any and all previous proxies granted and appoints Stephen J. Foley or Bill M. Conrad as Proxy, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the annual meeting of shareholders of PetroShare Corp. (the "Company") to be held on October 10, 2017 at 9:00 a.m. (MDT), at 1880 Weiskopf Point, Colorado Springs, Colorado 80921, or any adjournments thereof, to vote, as designated below, the shares of common stock of the Company standing in the name of the undersigned, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date with all powers the undersigned would possess if personally present at the meeting, with respect to the matters set forth below and described in the Notice of the annual meeting of shareholders, and the accompanying Proxy Statement of the Company.

             Please sign exactly as your name appears on your stock certificate or in your account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the entity name by authorized person.

Dated	, 2017

Number of Shares Voted

Signature	Signature

Please Print or Type Your Name	Please Print or Type Your Name